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                                                                    Exhibit 10.8

                                   AGREEMENT

            AGREEMENT, dated as of January 1, 1998, by and between VORNADO REALTY TRUST, a Maryland unincorporated business trust (hereinafter referred to as "Employer") and RICHARD ROWAN, an individual (hereinafter referred to as "Employee").

            IN CONSIDERATION of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

            1.    Employment.

            Employer hereby agrees to employ Employee, and Employee agrees to serve as Vice President-Real Estate of Employer during the Period of employment, as defined in Section 2.

            2.    Period of Employment.

            The "Period of Employment" shall be the period commencing on January 1, 1998 and, subject to the provisions of this Agreement, ending three years thereafter on December 31, 2000.

            3.    Duties During the Period of Employment.

            Employee shall devote his full business time, attention and best efforts to the affairs of Employer and its subsidiaries during the Period of Employment; provided, however, that Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations (all of which are deemed to benefit Employer), speaking engagements, membership on the board of directors of non-profit organizations, and similar type activities to the extent that such other activities do not materially impair the performance of his duties under this Agreement, or inhibit or conflict in any material way with



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the business of Employer and its subsidiaries, and to the extent Employer does not object to such other activities.

            4.    Cash Compensation.

            Employer shall pay to Employee during the first year of the Period of Employment a salary at an annual rate of $380,500.00, to be paid in equal biweekly installments. Employer shall pay to Employee during the second year of the Period of Employment a salary at an annual rate equal to the salary paid Employee during the first year of the Period of Employment, increased by a factor which is equal to 125% of the percentage increase in the Consumer Price Index during the period from January 1998 through December 1998, to be paid in equal biweekly installments. Employer shall pay to Employee during the third year of the Period of Employment a salary at an annual rate equal to the salary paid Employee during the second year of the Period of Employment increased by a factor which is equal to 125% of the percentage increase in the Consumer Price Index during the period from January 1999 through December 1999, to be paid in equal biweekly installments. For purposes of this Agreement, the "Consumer Price Index" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers - All Items (CPI-W), Northeast Region, Class A, on the base 1982-84=100, published by the Bureau of Labor Statistics of the U.S.
Department of Labor.

            5.    Stock Options.

            During each year in the Period of Employment, the Employer shall grant Employee share options to purchase 50,000 shares of Employer's common shares of the Common Shares of Beneficial Interest of the Employer ("Stock") pursuant to the terms of the Employer's 1993 Omnibus Share plan at a purchase price per share equal to the fair market value of the Stock on the date the options are granted. Such options shall be granted, at the discretion of the




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Compensation Committee of the Board of Trustees of the Employer, at the first meeting of the Committee in which options are ordinarily granted. Employer shall take all necessary actions to ensure that such options qualify, to the extent permitted, as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and successor provisions.

            6.    Other Employee Benefits.

            (a)   Vacation and Sick Leave.

            Employee shall be entitled to paid annual vacation periods and to sick leave in accordance with Employer's policy.

            (b)   Automobile.

            Employer shall provide Employee with the use of an automobile of the same quality as that provided to other corporate officers of equal or similar position and pay all expenses incurred by Employee in connection with the use of the automobile.

            (c)   Regular Reimbursed Business Expenses.

            Employer shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of his duties during the Period of Employment, and such other facilities or services as Employer and Employee may, from time to time, agree are reimbursable.

            (d)   Employee Benefit Plans or Arrangements.

            In addition to the cash compensation provided for in Section 4 hereof and the stock options provided in Section 5 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all employee benefits plans of Employer, as presently in effect or as they may be modified or added to by Employer from



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time to time, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

            7.    Termination.

            Employee's employment hereunder shall terminate upon the earliest of the events described below. Employee acknowledges and agrees that the payments set forth in this Section 7 constitute liquidated damages for termination of his employment during the Period of Employment.

            (a)   Expiration.

            The expiration of the Period of Employment. If Employee's employment is terminated pursuant to this Section 7(a), Employer shall continue to pay to Employee his then-current annual salary, as provided in Section 4, in biweekly installments for a two-year period following such date of termination, provided, however, that such payments shall be reduced by the amount of any compensation paid to Employee by another employer or earned by the Employee by being self-employed during such two-year period. In addition, for two years following such termination, the Employer shall continue to provide Employee, his spouse and his dependents, with the same level of medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions (including contributions required by Employee for such benefits) as existed immediately prior to Employee's termination; provided, that, if Employee cannot continue to participate in the Employer plans providing such benefits, the Employer shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event Employee becomes reemployed with another employer and becomes eligible to receive comparable welfare benefits from such employer, the welfare benefits described herein shall cease.



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            (b)   Death.

            The death of Employee. If Employee's employment should terminate due to his death, Employer shall no longer have any obligations under this Agreement as of the date of termination.

            (c)   Disability.

            If, as a result of Employee's Disability, Employee shall have been substantially unable to perform his duties hereunder for an entire period of six
(6) consecutive months and within thirty (30) days after written notice of termination is given by the Employer after such six (6) month period, Employee shall not have returned to the substantial performance of his duties on a full-time basis, Employer shall have the right to terminate Employee's employment hereunder for "Disability". For purposes of this Agreement, "Disability" shall have the same meaning as that term is defined in the Employer's Long Term Disability Plan; provided, that, if no such plan exists, "Disability" shall have the same meaning as prescribed in Section 22(e)(3) of the Code. During any period that Employee fails to perform his duties hereunder as a result of Disability ("disability period"), Employee shall continue to receive his then-current annual salary for such period until his employment is terminated pursuant to this Section 7(c); provided, that, payments so made to Employee during the first six (6) months of the disability period shall be reduced by the sum of the amounts, if any, paid to the Employee at or prior to the time of any such payment under disability benefit plans of the Employer or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.




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            (d)   Without Just Cause.

            The Employer shall have the right to terminate Employee's employment hereunder without "Just Cause" (as defined below). If Employer should terminate Employee's employment pursuant to this Section 7(d), Employer shall continue to pay to Employee his then-current annual salary, as provided in Section 4, in equal biweekly installments for a two-year period after the date of termination provided, however, that the amount of compensation paid to Employee hereunder shall be reduced by the amount of any compensation paid to Employee by another employer or earned by the Employee by being self-employed during such two year period. In addition, for two years following such termination, the Employer shall continue to provide Employee, his spouse and his dependents, with the same level of medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions (including contributions required by Employee for such benefits) as existed immediately prior to Employee's termination; provided, that, if Employee cannot continue to participate in the Employer plans providing such benefits, the Employer shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event Employee becomes reemployed with another employer and becomes eligible to receive comparable welfare benefits from such employer, the welfare benefits described herein shall cease.

            (e)   Just Cause.

            The Employer may terminate Employee's employment for just cause. If Employer should terminate Employee's employment pursuant to this Section 7(e), Employee will be entitled to be paid his annual salary, as provided in Section 4, through the end of the month in which the Period of Employment is terminated.



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            For purposes of this Agreement, "just cause" shall mean failure to follow the legitimate directions of Employer; conviction of a felony; habitual drug or alcohol abuse; absenteeism not related to illness, sick leave or vacations; dishonesty; or conflicts of interest which are continued after notice in writing from Employer.

            (f)   Voluntary Termination.

            Employee may terminate this Agreement and Employee's employment hereunder at any time upon ninety (90) days prior written notice to the Employer. If Employee should terminate his employment pursuant to this Section 7(f), Employer shall no longer have any obligations under this Agreement as of the date of termination.

            (g)   Good Reason.

            Employee may terminate his employment for "good reason" (as defined below). If Employee should terminate his employment pursuant to this Section 7(g), Employer shall, on the date of termination, pay to Employee an amount equal to the product of Employee's then current annual salary, as provided in
Section 4, multiplied by 2.99. In addition, on the date of termination, Employee shall become fully vested in any stock options granted to Employee by the Board of Trustees of the Employer.

            For purposes of this Agreement, "good reason" shall mean Employer's relocation to a site outside of the New York metropolitan area; a requirement the Employee report to anyone other than the Chief Executive Officer or President of the Employer or the Board of Trustees of the Employer, Employer's merger or consolidation with another entity where Employer is not the surviving entity; a material change in Employee's responsibilities, authority, compensation, or title; or the acquisition of 40% or more of the voting power of Employer's Stock by persons or entities other than shareholders currently owning 5% or more of the voting power of Employer's



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Stock, Employer, its affiliates, employees of Employer (including the Employee)
or its affiliates, and employee benefit plans maintained by Employer or its affiliates.

            8.    Non-Competition and Non-Disclosure.

            In consideration of the benefits to be provided to Employee hereunder, Employee covenants that he will not, without the consent in writing of Employer, (a) during the Period of Employment and the twelve (12) month period following his termination of employment for any reason other than pursuant to Section 7(c) hereof, Employee will not engage in any business otherwise competitive with that of Employer or any of its subsidiaries in the States of New Jersey, New York, Pennsylvania, Maryland, Massachusetts and Connecticut; and (b) upon termination of the Period of Employment for any reason whatsoever, Employee will not for a period of two years thereafter, (i) solicit or aid in soliciting any employees of Employer or its subsidiaries to leave their employment, or (ii) copy, remove from Employer or its subsidiaries, disclose or make any use of, any client list, confidential business information with respect to clients, material relating to the practices or procedures of Employer or its subsidiaries, or any other proprietary information. Employee acknowledges that the restrictions, prohibitions and other provisions of this
Section 8 are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Employer and are a material inducement to the Employer to enter into this Agreement. It is the intention of the parties hereto that the restrictions contained in this paragraph be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable. Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Section



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8 hereof, it is agreed that the Employer shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Employer shall not be deemed to limit or prevent the exercise by the Employer of any or all further rights and remedies which may be available to the Employer hereunder or at law or in equity.

            9.    Governing Law.

            This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New Jersey. If under such law any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

            10.   Notices.

            All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Employer's case to its Secretary) or twenty-four (24) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of Employee, to him at his residential address, and in the case of Employer, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party. In lieu of notice by deposit in the U.S. mail, a party may give notice by telegram or telex.




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            11.   Amendment.

            No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Employee and by a duly authorized officer of the Employer, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            12.   Survival.

            The respective obligations of, and benefits afforded to, Employee and Employer as provided in Section 8 of this Agreement shall survive the termination of this Agreement.

            13.   No Conflict of Interest.

            During the Period of Employment, Employee shall not directly, or indirectly render service, or undertake any employment or consulting agreement with another entity without the express written consent of the Board of Trustees of the Employer.

            14.   Counterparts.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            15.   Section Headings.

            The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.




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            16.   Miscellaneous.

            This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators, beneficiaries and assigns and to the benefit of Employer and its successors.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.


                                   VORNADO REALTY TRUST



                                   By:  /s/ Steven Roth
                                        ----------------------------------------
                                        Steven Roth
                                        Title: Chairman of the Board of Trustees


                                        /s/ Richard Rowan
                                        ----------------------------------------
                                        Richard Rowan





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